As filed with the Securities and Exchange Commission on May 30, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Verastem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-3269467
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

117 Kendrick St., Suite 500 Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2021 Equity Incentive Plan

(Full title of the plan)

Daniel Paterson
President and Chief Executive Officer
Verastem, Inc.

117 Kendrick St., Suite 500

Needham, MA 02494

(781) 292-4200

(Name, address, and telephone number, including area code, of agent for service)

With copies to:

Marko S. Zatylny

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 3,200,000 shares under the Registrant’s Amended and Restated 2021 Equity Incentive Plan. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statements on Form S-8 (File No. 333-257111) filed with the Securities and Exchange Commission on June 15, 2021.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit	Description
4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed by the Registrant on March 12, 2019)
4.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed by the Registrant on March 12, 2019)
4.3	Certificate of Amendment to the Restated Certificate of Incorporation of Verastem, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 21, 2020)
4.4	Certificate of Amendment to the Restated Certificate of Incorporation of Verastem, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 31, 2023)
4.5	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to Amendment No. 3 to the Registration Statement on Form S-1 filed by the Registrant with the Securities and Exchange Commission on January 13, 2012)
4.6	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on November 7, 2022)
4.7	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on January 25, 2023)
4.11	Amended and Restated 2021 Equity Incentive Plan (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed by the Registrant with the Securities and Exchange Commission on April 12, 2024)
5.1	Opinion of Ropes & Gray LLP (filed herewith)
23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP (filed herewith)
24.1	Power of attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney”)
107	Filing Fee Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts on May 30, 2024.

VERASTEM, INC.

By:	/s/ Daniel Paterson
Daniel Paterson
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Daniel Paterson and Daniel Calkins, and each of them singly, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE
/s/ Daniel Paterson	President, Chief Executive Officer and Director	May 30, 2024
Daniel Paterson	(Principal executive officer)

/s/ Daniel Calkins	Chief Financial Officer	May 30, 2024
Daniel Calkins	(Principal financial and accounting officer)

/s/ Paul A. Bunn, M.D.	Director	May 30, 2024
Paul A. Bunn, M.D.

/s/ Robert Gagnon	Director	May 30, 2024
Robert Gagnon

	Director	May 30, 2024
John H. Johnson

/s/ Anil Kapur	Director	May 30, 2024
Anil Kapur

/s/ Michael Kauffman	Director	May 30, 2024
Michael Kauffman, M.D., Ph.D.

/s/ Michelle Robertson	Director	May 30, 2024
Michelle Robertson

/s/ Eric Rowinsky, M.D.	Director	May 30, 2024
Eric Rowinsky, M.D.

/s/ Brian Stuglik	Director	May 30, 2024
Brian Stuglik

/s/ Karin Tollefson	Director	May 30, 2024
Karin Tollefson